EXHIBIT 23.2



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                            Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                             2851 South Parker Road
                                    Suite 720
                             Aurora, Colorado 80014
                               Phone (303)306-1967
                                Fax (303)306-1944



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     I  consent  to the  use in the  Registration  Statement  of  RD&G  Holdings

Corporation  on Form  S-1/A5  of my  Report  of  Independent  Registered  Public

Accounting Firm, dated June 20, 2013 on the balance sheets of RD&G Holdings Corporation as at December 31, 2011 and 2012, and the related statements of operations, stockholders' equity, and cash flows for the years then ended.

                                                RONALD R. CHADWICK, P.C.

                                                /s/Ronald R. Chadwick, P.C.
                                                ---------------------------



Aurora, Colorado
February 9, 2014